VT GAMING SERVICES, INC. D/B/A
                            DYNAMIC BIOMETRIC SYSTEMS

            1711 WEST GREENTREE DRIVE - SUITE 116 - TEMPE, AZ  85284

March 1, 2005

Sunset Financial Services, Inc.
PO BOX 4l9365
Kansas City, MO 64141

RE:     Selling Agreement

Ladies and Gentlemen:

     On December 31, 2004, VT Gaming Services, Inc., an Arizona corporation, (the "Company") has acquired all the stock of DynaSig Corporation. Immediately thereafter, the Company started doing business as Dynamic Biometric Systems. We intend to formally change our name in the next few months. To fund the further development of this business we propose to offer and sell up to 1,000,000 shares of Series A Preferred stock (the "Shares") for $1.00 per Share (the "Offering"). Each Share converts into approximately 9.52 common shares. The Company hereby confirms its agreement with you regarding the sale of the Shares, which is set forth below (the "Agreement").

1. APPOINTMENT OF PLACEMENT AGENT. You are hereby appointed as the Company's Placement Agent during the term of the Offering on a non-exclusive basis. You are entitled to solicit the services of other NASD broker-dealers or re-allow a portion of the compensation set forth in Section 6 hereof in connection with performing your services hereunder.

2. SOLICITATION. By accepting this Agreement, you are authorized to solicit and sell, or cause to be solicited and sold, as the case may be, subscriptions for said Shares in accordance with the terms and conditions of this Agreement, the Company's private placement memorandum dated March 1, 2005 (the "Memorandum") or any revisions, supplements or amendments thereof, and the applicable federal and state securities laws and regulations in connection with the Offering. The Shares are only being offered and to be offered by you only to "Accredited Investors" within the meaning of the requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). You do not guarantee that any sales of Shares will be made through any of your efforts.

3.     SOLICITATION MATERIAL.   No sales literature may be used by you other
than the Memorandum provided by the Company nor shall you publicly solicit in any manner offers to purchase the Shares. Before delivering any Memorandum to any prospective investor, you shall have reasonable grounds to believe and in fact believe that each such prospective investor is an Accredited Investor. You agree that you shall direct all prospective investors to forward all proceeds or subscription agreements directly to you.

4.     SALE OF SHARES.   The Company reserves the right to refuse to accept any
and all subscriptions secured by you. No subscription will be deemed to be accepted by the Company until all necessary documents relating to such subscription have been received by the Company and the Company has executed the Subscription Agreements to indicate acceptance of the subscription. All prospective sales of Shares are subject to the sale of Shares to other persons prior to the time when any proposed sale is submitted to the Company for acceptance thereof. Subscription proceeds will be held in an escrow account at Wells Fargo Bank pending acceptance of such subscriptions by the Company. There is no minimum amount required for the Company to accept subscriptions.

5. CLOSINGS. Since there is no minimum subscription amount. Closings under the Offering may occur at any time at the discretion of the Company.

6.     AMOUNT OF SALES COMMISSIONS.

     A. CASH COMPENSATION. The Company shall pay you a sales and investment banking commission of 10% on the funds raised. Out of this fee you shall pay your own due diligence expenses, the cost of your legal review of the Memorandum and the other documents, and your travel and entertainment expenses. The Company has paid for the development of the Memorandum, including any related legal expense.

     B. WARRANTS. As the Company accepts subscriptions, you shall earn common stock warrants equal to 15% of the common shares into which the Shares will convert or approximately 71,400 warrants for each $50,000 unit sold. These warrants expire two years from the closing date of the Offering and have an exercise price of $.14 (the "Selling Agent Warrants"). The Selling Agent Warrants have no registration rights.

7. TIMING OF PAYMENT OF COMMISSIONS. The cash portion of any Sales Commission will be paid immediately upon the proceeds being transferred to the Company. The Selling Agent warrants will be issued when the offering is closed.

8. RESERVATIONS. The Company reserves the right to offer and sell the Shares for its own account.

9. EFFECTIVENESS OF AGREEMENT. This Agreement will become effective as of the latest date set forth on the signature page of this agreement.

10.     INDEMNIFICATION AND CONTRIBUTION.

     A. You hereby indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by (i) any breach by you of the representations, warranties or covenants by you contained in or made pursuant to this Agreement,
(ii) the failure by you to give, deliver or send a copy of the Memorandum as appropriate to any person to whom the Shares are offered or sold or to offer or sell the Shares in accordance with the provisions of and applicable rules, regulations and published administrative interpretations under Section 4(2) of the 1933 Act and the securities or blue sky laws of any jurisdiction in which the Shares are offered or sold by or through you, (iii) any unauthorized representations made by you or (iv) any unauthorized conduct which adversely affects the availability of exemption from registration under the 1933 Act or the rules and regulations there under or any provisions of the securities laws of any jurisdiction.

     B. The Company hereby indemnifies and holds harmless each person who controls you (within the meaning of Section 15 of the 1933 Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by (i) any breach by the Company of the representations, warranties or covenants by the Company contained in or made pursuant to this Agreement, (ii) any untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto or (iii) any omission to state in the Memorandum any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company shall not be responsible for, nor does the Company indemnify or hold harmless you or your controlling persons against any losses, claims, damages, liabilities or expenses arising out of or resulting from the offer or sale of the Shares to any person who was not given, delivered or sent a copy of the Memorandum as appropriate, or the failure by you to offer and sell the Shares in accordance with the provisions of and applicable rules, regulations and published administrative interpretations under Section 4(2) of the 1933 Act and rules there under and the securities or blue sky laws of any jurisdiction in which the Shares are offered or sold by or through you.

     C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. However, omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof; the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, under joint control thereof over the defense in conjunction with the indemnified party and after notice from the indemnifying party to such indemnified party, of its election so to assume the defense thereof; the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in. connection with the defense thereof other than reasonable costs of investigation and the indemnified party may, but shall not be obligated to, participate in the defense of its own expense with its own counsel.

11. REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT. In addition to meeting any conditions specified elsewhere herein, you represent and warrant to the Company that:

     A. You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 as a dealer and/or under the Investment Advisers Act of 1940 as an investment adviser and are duly registered as a broker-dealer and/or investment adviser in those states where required and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer and/or investment adviser pursuant to those registrations and are legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefore as herein contemplated; and

     B. You are a member in good standing of the National Association of Securities Dealers, Inc.

     C. This Agreement, when accepted and approved by you, will be duly authorized, executed and delivered by you and is a valid and binding agreement on your part.

12. TERMINATION. This Agreement will terminate on July 31, 2005. Termination of the Offering shall likewise cause the termination of this Agreement. Upon such termination you shall continue to have the right to receive compensation hereunder for Shares sold by you, for which you have not yet been compensated.

13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The indemnities, agreements, representations, warranties, and other statements by you set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Shares, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona.

15. NOTICES. All communications hereunder will be in writing sent by certified, first class mail, return receipt requested each party at the address set forth below. Notices will be effective only when received or when first attempted to be delivered by the mails. Addresses for notice may be changed by notice to the other parties hereunder.

16. MODIFICATIONS AND WAIVERS. No modification or waiver of any term hereof shall be effective unless in writing, signed by the patty to be charged.

17. MULTIPLE COUNTERPARTS. This Agreement is made, and may be executed, in multiple counterparts, each of which shall constitute an original hereof.

18.     ASSIGNABILITY.   This Agreement shall he binding upon and inure to the
benefit of the parties hereto and their respective heirs and successors but shall not be assignable by a patty without the prior written consent of the other patty.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof; whereupon it will become a binding agreement between us in accordance with its terms.

Very truly yours,

VT Gaming Services, Inc.

     /s/ Michael S. Williams

By:     Michael S. Williams
its:     Chairman of the Board               date:          3/17/05
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SUNSET FINANCIAL SERVICES, INC.


By:          /s/ Kim Kirkman
             ---------------

Title:          AVP                         date:          3/16/05
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